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                                                                  Exhibit 10.116

                                    KTTT NOTE
                              (Lucky Eagle Casino)

                                                                  Minnetonka, MN
$2,000,000                                                      January 19, 2005

     FOR VALUE RECEIVED, KTTT ENTERPRISES ("MAKER"), A WHOLLY-OWNED SUBSIDIARY AND A GOVERNMENTAL INSTRUMENT OF THE KICKAPOO TRADITIONAL TRIBE OF TEXAS, A FEDERALLY RECOGNIZED INDIAN TRIBE, promises to pay to the order of LAKES KICKAPOO CONSULTING, LLC, A MINNESOTA LIMITED LIABILITY COMPANY ("LENDER"), in the United States of America, in immediately available funds, at such place as the holder hereof may from time to time designate, or in the absence of such designation, at the office of the Lender, 130 Cheshire Lane, Minnetonka, Minnesota 55305, the principal sum not to exceed of TWO MILLION U.S. DOLLARS ($2,000,000), or the aggregate unpaid principal amount of all advances made to Maker pursuant to the "Business Improvements Loan" as set forth in Article 3 of the Gaming Operations Consulting Agreement dated January 19, 2005 between the parties for the Kickapoo Lucky Eagle Casino (the "Gaming Consulting Agreement"), plus interest thereon from the date of such advances, in like money, in accordance with the following terms and provisions:

     1. Defined Terms. Capitalized terms used herein and not defined shall have the meanings given them in the Gaming Consulting Agreement.

     2. Advances. Pursuant to the Gaming Consulting Agreement, Lender has agreed to extend the Business Improvements Loan to Maker, such funds to be loaned in more than one advances (each, an "Advance") as entered on the Schedule of Advances attached hereto as Schedule A. Each Advance shall bear interest at the Interest Rate, as described herein, from and including the date the proceeds of such Advance are advanced (such date the "Funding Date" of such Advance) through the date of payment.

     3. Repayment; Limited Recourse Obligations. The obligation of Maker to repay the funds advanced shall be limited to the Collateral as described in the Gaming Consulting Agreement. Principal and interest on this Note shall be paid in thirty-six equal monthly installments beginning on the 25th day of the first full calendar month following twelve (12) months after the date the first advance is provided by Lender (the "Maturity Date"), which payments shall be adjusted from time to time as necessary to fully repay all principal, plus accrued interest thereon, by the Maturity Date. Maker shall have the right to prepay all or any part of this KTTT Note at any time without penalty or premium provided any partial payment is at least $10,000 or an even multiple thereof, but any such prepayment shall be applied to the installments of principal due hereunder in the inverse order of maturity.

     4. Interest Rate. The Interest Rate means, as to each Advance, an interest rate equal to the prime rate of Chase Manhattan Bank, N.A. (or any successor
Bank) plus two percent (2%), per annum, in place at the time of the advance, fixed as of the first business day of each calendar month.


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Interest at the foregoing rate shall accrue and be compounded monthly and shall be payable solely from the Collateral as provided in Gaming Consulting Agreement. Interest shall be computed for the actual number of days elapsed on the basis of a year consisting of 360 days. It is intended that the rate of interest hereon shall never exceed the maximum rate, if any, which may be legally charged on the Business Improvements Loan evidenced by the KTTT Note ("Maximum Rate"), and if the provisions for interest contained in this KTTT Note would result in a rate higher than the Maximum Rate, interest shall nevertheless be limited to the Maximum Rate and any amounts which may be paid toward interest in excess of the Maximum Rate shall be applied to the reduction of principal, or, at the lawfully exercised option of the Lender, returned to Maker.

     5. Record of Amounts Owed. Maker hereby authorizes Lender to record on its books and on Schedule A attached hereto all Advances made to the Maker and all payments of principal amounts in respect of such Advances, which shall be presumptive evidence as to the outstanding principal amount of all Advances; provided, however, that the failure to make such notation with respect to any Advance or payments shall not limit or otherwise affect the obligations of Maker.

     6. Default; Acceleration. If any Event of Default occurs in the payment of any principal, interest or any other sums when due hereunder, or in the performance of any covenant or agreement hereunder, and such default continues beyond any applicable notice, grace and/or cure period, then the outstanding principal amount of the Business Improvements Loan, any interest accrued thereon from time to time, and any other sums then remaining unpaid hereunder, at the option of the holder hereof and without notice, shall become immediately due and payable and Lender may exercise any other rights or remedies available under the Gaming Consulting Agreement or applicable law. Failure to exercise any such option shall not constitute a waiver of the right to exercise the same at a later time or in the event of any subsequent default. The following shall constitute "Events of Default" for purposes of this KTTT Note:

     (a) Failure by Maker to make timely payments of any of the installments of principal, interest or other amounts due hereunder, which is not cured within ten (10) days after written notice of such nonpayment is delivered to Maker; or

     (b) The occurrence of any event of default under any credit facility, term loan or any other agreement entered into by Maker for the use of borrowed funds, with respect to which the creditor has recourse to assets of the Project, and with respect to which (i) the creditor has accelerated the maturity of the indebtedness of Maker to such creditor, or (ii) the creditor has initiated action to collect such indebtedness; or

     (c) There shall have been filed or commenced against Maker an involuntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect or an action shall have been commenced to appoint a receiver, liquidator, assignee, custodian, trustee, sequestrator (or similar official) of Maker or for any substantial part of Maker's property or for the winding up or liquidation of Maker's affairs and


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          such action or proceeding shall not have been dismissed within sixty
          (60) days; or

     (d) Maker shall commence a voluntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect; or shall consent to the entry of an order for relief in an involuntary case under any such law; or shall consent to the appointment of or taking possession by a receiver, liquidator, assignee, trustee, custodian, sequestrator (or other similar official) of Maker or of any substantial part of the Maker's property; or shall make any general assignment for the benefit of creditors; or shall take any action in furtherance of any of the foregoing; or

     (e) Any representation or warranty given to the Lender by Maker (or any of its representatives) in connection with entering into the Gaming Consulting Agreement and/or any borrowing thereunder, or given by an Affiliate of Maker in connection with any agreement executed by an Affiliate of Maker in favor of Lender or any Affiliate of Lender, or required to be furnished under the terms thereof, shall prove untrue or misleading in any material respect (as determined by Lender in the exercise of its reasonable judgment) as of the time when given or shall fail to be true and correct in all material respects at any time during the term of the agreement; or

     (f) Default by Maker in the performance by Maker of any of its covenants or commitments under the Gaming Consulting Agreement or under any other agreement entered into with or in favor of Lender or any Affiliate of Lender, or default by Maker's Affiliate under any agreement executed by an Affiliate of Maker in favor of Lender or any Affiliate of Lender, which default is not cured by Maker or its Affiliate as applicable within the cure period provided thereunder after written notice of default is delivered to Maker or its Affiliate; or

     (g) The Gaming Consulting Agreement shall be terminated by either the Maker or the Lender.

     7. Security. This KTTT Note is secured by a security interest in the Collateral granted by Maker to Lender pursuant to the Gaming Consulting Agreement, including standard and customary dominion account agreements/security agreements/mortgages or deed of trust necessary to evidence and perfect Lender's liens on such Collateral.

     8. Presentment Waiver. Maker and all endorsers, guarantors hereby waive to the fullest extent permitted by law presentment, demand, protest, notice of protest, notice of dishonor and notice of any other kind (except as specifically required herein) in connection with this KTTT Note.

     9. Remedies Cumulative. The remedies of the Lender, as provided in this KTTT Note and any other related documents, shall be cumulative and concurrent and may be pursued singularly, successively or together, at the sole discretion of the Lender, and may be exercised as often as


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occasion therefor shall occur; and the failure to exercise any such right or remedy shall in no event be construed as a waiver or release thereof.

     10. Business Purpose. MAKER DOES HEREBY ATTEST, CERTIFY, REPRESENT, WARRANT AND COVENANT THAT NO COLLATERAL SECURITY WITH RESPECT TO THIS NOTE IS USED OR IS INTENDED TO BE USED BY MAKER AS A DWELLING OR AS A HOME AND THAT THE EXTENSION OF CREDIT AND PROCEEDS OF THIS TRANSACTION ARE SOLELY TO BE USED FOR COMMERCIAL AND BUSINESS PURPOSES, AND NOT FOR AGRICULTURAL, PERSONAL, CONSUMER, FAMILY OR HOUSEHOLD PURPOSES, AND MAKER ACKNOWLEDGES THAT THIS ATTESTATION, CERTIFICATION, REPRESENTATION, WARRANTY AND COVENANT HAS BEEN RELIED UPON BY THE LENDER.

     11. Collection Expenses. Maker agrees to pay all costs and out-of-pocket expenses (including, but not limited to, reasonable attorneys' fees and expenses) incurred by Lender in connection with the collection or enforcement of this KTTT Note.

     12. Applicable Law. This KTTT Note shall be construed in accordance with and governed by the internal laws and decisions of the State of Texas, without giving effect to its choice of law principles.

     13. Savings Clause. The parties hereto intend and believe that each provision of this KTTT Note comports with all applicable local, state and federal laws and judicial decisions. However, if any provision or provisions, or if any portion of any provision or provisions of this KTTT Note is found by a court of law to be in violation of any applicable local, state or federal ordinance, statute law, administrative or judicial decision, or public policy, and if such court should declare such portion, provision or provisions of this KTTT Note to be illegal, invalid, unlawful, void or unenforceable as written, then it is the intent of all parties hereto that such portion, provision or provisions shall be given force to the fullest possible extent that it or they are legal, valid and enforceable, that the remainder of this KTTT Note shall be construed as if such illegal, invalid, unlawful, void or unenforceable portion, provision or provisions were not contained herein, and that the rights, obligations and interest of Maker and holder hereof under the remainder of this KTTT Note shall continue in full force and effect.

     14. Amendment. No modification, waiver, amendment, discharge or change of this KTTT Note shall be valid unless the same is in writing and signed by the party against which the enforcement of such modification, waiver, amendment, discharge or change is sought. This KTTT Note is intended by the parties to supersede and replace that KTTT Note dated December, 2004 executed in connection with the parties prior December 29, 2004 consulting agreement relating to the Project Facilities.

     15. Time is Material. Time is hereby declared to be of the essence of this KTTT Note and of every part hereof, and the time and schedule requirements set forth herein are material terms


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of this KTTT Note.

     16. Successors and Assigns. This KTTT Note shall inure to the benefit of and shall be binding on the parties hereto and their respective successors and assigns. Any reference to the Lender shall be deemed to include and apply to every subsequent holder of this KTTT Note.

     17. Notice. Any notice, demand, request or other communication which any party hereto may be required or may desire to give hereunder shall be given in accordance with Section 11.2 of the Gaming Consulting Agreement.

     18. Dispute Resolution Limited Waiver of Sovereign Immunity. Maker and Lender agree that any dispute in connection with this KTTT Note shall be subject to the dispute resolution procedures and limited waiver of sovereign immunity contained in Article 10 of the Gaming Consulting Agreement, the terms of which are incorporated by reference herein.

         [THE REMAINDER OF THIS PAGE HAS BEEN INTENTIONALLY LEFT BLANK.]


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     IN WITNESS WHEREOF, Maker has caused this KTTT Note to be executed and delivered as of the date first above written.

                                        MAKER:

                                        KTTT ENTERPRISES


                                        By: /s/ Juan Garza JR.
                                            ------------------------------------
                                        Name: Juan Garza JR.
                                              ----------------------------------
                                        Title: Chairman
                                               ---------------------------------


                                        By: /s/ Jose P. Trevino
                                            ------------------------------------
                                        Name: Jose P. Trevino
                                              ----------------------------------
                                        Title: Member
                                               ---------------------------------

      [Signature Page to KTTT Note - Lucky Eagle in favor of Lakes Kickapoo
                                Consulting, LLC]

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                                   Schedule A
                             (Schedule of Advances)